EXHIBIT 4.6

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of April 25, 2013, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and ELRON ELECTRONIC INDUSTRIES LTD., a company organized under the laws of the State of Israel, with its principal place of business at Triangle Building, Azrieli Center, 42nd Floor, Tel Aviv, Israel 67023 (“Borrower”).

1.           DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 9, 2011, evidenced by, among other documents, a certain Loan Agreement dated as of November 9, 2011, between Borrower and Bank (the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement (as amended by this Loan Modification Agreement).

2.           DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by, among other property, (a) the Collateral, and (b) the Pledged Assets as defined in a certain Debenture Fixed Charge Agreement dated as of March 21, 2012, between Borrower and Bank, as amended by a certain Amendment to the Debenture Fixed Charge Agreement dated as of April 25, 2013 (as amended, the “Debenture”) (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.           DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1
Borrower acknowledges and agrees that a Term Loan Advance in the principal amount of Four Million Dollars ($4,000,000.00) is outstanding as of the First LMA Closing Date, and that Borrower has not requested, and will not request, and Bank shall have no obligation to make, any other Term Loan Advance.  Borrower and Bank acknowledge and agree that, except to the extent expressly provided herein, the terms and provisions of this Loan Modification Agreement will not modify the terms of the Loan Agreement applicable to such outstanding Term Loan Advance.

2
Borrower acknowledges and agrees that, in addition to and without limiting any provisions of the Loan Agreement (as amended hereby), as a condition precedent to Bank’s obligation to make the initial 2013 Term Loan Advance, Borrower shall deliver to Bank a legal opinion of Borrower’s counsel (authority/enforceability), in the same form and substance required in connection with the Loan Agreement (updated as appropriate to reflect this Loan Modification Agreement and the amendments to the Debenture).

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1 thereof:

“           (b)           Interest Period.  Commencing on the first Payment Date of the calendar quarter following the month in which the Funding Date of such Term Loan Advance occurs, Borrower shall make quarterly payments of interest, in arrears, on the principal amount of each Term Loan Advance at the rate set forth in Section 2.2(a).”

and inserting in lieu thereof the following:

“           (b)           Interest Period.  Commencing on the first Payment Date of the calendar quarter following the month in which the Funding Date of such Term Loan Advance occurs, Borrower shall make quarterly payments of interest, in arrears, on the principal amount of each Term Loan Advance at the rate set forth in Section 2.2(a)(i).”

4	The Loan Agreement shall be amended by adding the following, to appear as Section 2.1.2 thereof:

“           2.1.2           2013 Term Loan Advances.

(a)           Availability.  Subject to the terms and conditions of this Agreement, during the 2013 Draw Period, Bank agrees to make advances (each a “2013 Term Loan Advance” and collectively, “2013 Term Loan Advances”) available to Borrower in an aggregate amount of up to the 2013 Term Loan Advance Amount.  Each 2013 Term Loan Advance must be in an amount at least equal to Five Million Dollars ($5,000,000.00).  After repayment, no 2013 Term Loan Advance (or any portion thereof) may be reborrowed.

(b)           Interest Period.  Commencing on the first Payment Date of the calendar quarter following the month in which the Funding Date of such 2013 Term Loan Advance occurs, Borrower shall make quarterly payments of interest, in arrears, on the principal amount of each 2013 Term Loan Advance at the rate set forth in Section 2.2(a)(ii).

(c)           Repayment.  All outstanding principal and accrued interest under each 2013 Term Loan Advance, and all other outstanding Obligations with respect to each 2013 Term Loan Advance, are due and payable in full on the applicable 2013 Term Loan Maturity Date.

(d)           Permitted Prepayment.   Borrower shall have the option to prepay any 2013 Term Loan Advance (or portion thereof), provided Borrower (i) provides written notice to Bank of its election to prepay such 2013 Term Loan Advance (or portion thereof) at least fourteen (14) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest under such 2013 Term Loan Advance (or portion thereof), and (B) all other sums, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)           Permitted Termination.  In no way derogating from Section 2.1.2(d) above,  Borrower shall be entitled to terminate this Agreement, without any liability, penalty, fees or costs to Borrower solely on account of such termination, upon Borrower (i) providing at least fourteen (14) days prior written notice to Bank (upon the provision of such notice, Borrower shall no longer be entitled to request any further 2013 Term Loan Advances) and (ii) paying, on the effective date of such termination (A) all outstanding principal plus accrued interest under all Credit Extensions and (B) all other sums that shall have become due and payable under the Loan Documents (including, without limitation, any outstanding Unused Commitment Fees), including interest at the Default Rate with respect to any past due amounts.

(f)           Mandatory Prepayment.

(i)           In the event of a Qualifying Transaction occurring after the First LMA Closing Date, Bank shall be entitled to request that Borrower prepay, on account of the outstanding principal amount of 2013 Term Loan Advances (plus all interest accrued thereon), an amount equal to fifty percent (50.0%) of the Qualifying Proceeds in connection with such Qualifying Transaction.  Borrower shall give Bank prior written notice of the Qualifying Transaction or of the potential occurrence of a Qualifying Transaction (it being understood that such notice shall not constitute any assurance that the potential Qualifying Transaction will in fact occur and Borrower shall not be deemed to be in default of this Agreement should such potential Qualifying Transaction not occur), in any event, no later than the date of Borrower’s receipt of any portion of such Qualifying Proceeds.  Borrower shall, within five (5) Business Days if requested by Bank by notice to Borrower given within sixty (60) days of Bank’s receipt of the above-referenced notice from Borrower, make such prepayment.  For the sake of clarity, if, from time to time, Borrower receives an additional portion from such Qualifying Proceeds, then the above notice requirement and other provisions apply equally to such additional Qualifying Proceeds.

(ii)           In the event that, after the First LMA Closing Date, Borrower makes a distribution to all of its shareholders (by way of dividend or otherwise) (without limiting any provisions of this Agreement, including, without limitation, Section 7.6, provided however that no such distribution shall be made unless and until Borrower receives notice from Bank as provided below (or Bank fails to give such notice within the fourteen (14) day period for Bank to give notice as provided below)), whether with respect to Qualifying Proceeds or otherwise, Borrower shall notify Bank thereof simultaneously with its notice to the public declaring the distribution (and in any case, at least fourteen (14) days prior to the date of the proposed distribution), and Borrower shall, simultaneously with the making of the distribution if requested by Bank by notice to Borrower given within fourteen (14) days of Bank’s receipt of the above-referenced notice from Borrower, repay the outstanding principal amount of 2013 Term Loan Advances (plus all interest accrued thereon) in an amount equal to one hundred percent (100.0%) of such distribution.

(iii)           In the event of an early prepayment whether at the request of Bank pursuant to Section 2.1.2(f)(i) above or at the request of Borrower pursuant to Section 2.1.2(d) above (the amount of principal and interest actually repaid in each such event, the “Early Prepayment Amount”), then Borrower shall be entitled to make a distribution to its shareholders in the aggregate amount up to the Early Prepayment Amount without the obligation to make any payment to Bank pursuant to Section 2.1.2(f)(ii) above (for the avoidance of doubt, Borrower would still be required to give Bank notice of such distribution in accordance with Section 2.1.2(f)(ii)).

(iv)           Notwithstanding the aforesaid, in no event shall any amount repaid by Borrower to Bank pursuant to the mandatory prepayment under this Section 2.1.2(f) exceed the then existing outstanding principal amount of 2013 Term Loan Advances (plus all interest accrued thereon).”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2 thereof:

“           (a)           Interest Rate.  Subject to Section 2.2(b), the principal amount outstanding under each Term Loan Advance shall accrue interest at a floating per annum rate equal to three-quarters of one percentage point (0.75%) above the Prime Rate, which interest shall be payable quarterly.”

and inserting in lieu thereof the following:

“           (a)           Interest Rate.

(i)           Term Loan Advances.  Subject to Section 2.2(b), the principal amount outstanding under each Term Loan Advance shall accrue interest at a floating per annum rate equal to three-quarters of one percentage point (0.75%) above the Prime Rate, which interest shall be payable quarterly.

(ii)           2013 Term Loan Advances.  Subject to Section 2.2(b), the principal amount outstanding under each 2013 Term Loan Advance shall accrue interest at a floating per annum rate equal to one and three-quarters of one percentage points (1.75%) above the Prime Rate, which interest shall be payable quarterly.”

6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3 thereof:

“               (b)           Term Loan Advance Fees.  In addition to the commitment fee provided in Section 2.3(a), in respect of (and as a condition precedent to) each Term Loan Advance, a fully earned, non-refundable fee of one-quarter of one percent (0.25%) of the principal amount of such Term Loan Advance, on the Funding Date of such Term Loan Advance (collectively, “Term Loan Advance Fees”); and

 (c)           Bank Expenses.  All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.”

and inserting in lieu thereof the following:

“               (b)           Term Loan Advance Fees.  In addition to the commitment fee provided in Section 2.3(a), in respect of (and as a condition precedent to) (i) each Term Loan Advance, a fully earned, non-refundable fee of one-quarter of one percent (0.25%) of the principal amount of such Term Loan Advance, on the Funding Date of such Term Loan Advance, and (ii) each 2013 Term Loan Advance, a fully earned, non-refundable fee of one-half of one percent (0.50%) of the principal amount of such 2013 Term Loan Advance, on the Funding Date of such 2013 Term Loan Advance (collectively, “Term Loan Advance Fees”);

(c)           Unused Commitment Fee.  Borrower shall pay to Bank a fee (the “Unused Commitment Fee”), payable quarterly, in arrears, on a calendar year basis, on the first (1st) calendar day of each calendar quarter, in an amount equal to one-half of one percent (0.50%) per annum of the average unused portion of the 2013 Term Loan Advance Amount, as determined by Bank.  The unused portion of the 2013 Term Loan Advance Amount, for purpose of this calculation, shall equal the difference between (i) the 2013 Term Loan Advance Amount and (ii) the average for the period of the daily closing balance of the aggregate original principal amount of all 2013 Term Loan Advances made by Bank through and including the time of determination.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Commitment Fee previously earned by Bank pursuant to this Section 2.3(c) notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make Credit Extensions hereunder; and

(d)           Bank Expenses.  All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.”

7	The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.2 thereof:

“           (g)           delivery to Bank of the following, each in form and substance satisfactory to Bank: (i) a certificate of the secretary of Borrower with respect to Borrower’s articles, by-laws, incumbency and resolutions authorizing and approving the Term Loan Advance being requested and all related actions, transactions and documents, including, without limitation, the documentation delivered pursuant to Section 3.2(e), and (ii) completed and executed resolutions adopted by Borrower’s board of directors (and, if required, stockholders) authorizing and approving the Term Loan Advance being requested and all related actions, transactions and documents, including, without limitation, the documentation delivered pursuant to Section 3.2(e); and”

and inserting in lieu thereof the following:

“           (g)           delivery to Bank of the following, each in form and substance satisfactory to Bank: (i) a certificate of the secretary of Borrower with respect to Borrower’s articles, by-laws, incumbency and resolutions authorizing and approving the Term Loan Advance or 2013 Term Loan Advance, as applicable, being requested and all related actions, transactions and documents, including, without limitation, the documentation delivered pursuant to Section 3.2(e), and (ii) completed and executed resolutions adopted by Borrower’s board of directors (and, if required, stockholders) authorizing and approving the Term Loan Advance or 2013 Term Loan Advance, as applicable, being requested and all related actions, transactions and documents, including, without limitation, the documentation delivered pursuant to Section 3.2(e); and”

8	The Loan Agreement shall be amended by deleting the following text, appearing in Section 4.1 thereof:

“Borrower undertakes to create in favor of Bank, prior to and as a condition precedent to requesting and receiving any Term Loan Advance, a first priority security interest and a first ranking fixed pledge and charge over the Collateral, which shall be such shares of stock in Given owned by Borrower as have an aggregate value (as reasonably determined by Bank) at least equal to three hundred twenty-five percent (325.0%) of the amount (as reasonably determined by Bank) of all outstanding Obligations (plus the amount of the Term Loan Advance requested), and such other shares of stock in Given owned by Borrower and other assets over which Borrower grants a first priority security interest and a first ranking fixed pledge and charge to Bank (if and to the extent provided in this Agreement and/or the Debenture), all in accordance with the Debenture Fixed Charge Agreement attached hereto as Exhibit C (as amended, modified or restated from time to time, the “Debenture”).  In addition, prior to and as a condition precedent to requesting and receiving any Term Loan Advance, Borrower shall (a) execute and deliver to Bank such additional debentures, or amendments to the Debenture, as requested by Bank, to give Bank a first priority security interest and a first ranking fixed pledge and charge over the Collateral (each such new and/or amended debenture shall be included in the definition of the term “Debenture” herein), and (b) deliver to Bank (at Bank’s Israeli office) the certificates evidencing the shares of stock in Given owned by Borrower that constitute, or will constitute, Collateral.”

and inserting in lieu thereof the following:

“Borrower undertakes to create in favor of Bank, prior to and as a condition precedent to requesting and receiving any Term Loan Advance or 2013 Term Loan Advance, a first priority security interest and a first ranking fixed pledge and charge over the Collateral, which shall be such shares of stock in Given owned by Borrower as have an aggregate value (as reasonably determined by Bank) at least equal to three hundred twenty-five percent (325.0%) of the amount (as reasonably determined by Bank) of all outstanding Obligations (plus the amount of the Term Loan Advance or 2013 Term Loan Advance, as applicable, requested), and such other shares of stock in Given owned by Borrower and other assets over which Borrower grants a first priority security interest and a first ranking fixed pledge and charge to Bank (if and to the extent provided in this Agreement and/or the Debenture), all in accordance with the Debenture Fixed Charge Agreement attached hereto as Exhibit C (as amended by a certain Amendment to the Debenture Fixed Charge Agreement dated as of April 25, 2013, and as further amended, modified or restated from time to time, the “Debenture”).  In addition, prior to and as a condition precedent to requesting and receiving any Term Loan Advance or 2013 Term Loan Advance, Borrower shall (a) execute and deliver to Bank such additional debentures, or amendments to the Debenture, as requested by Bank, to give Bank a first priority security interest and a first ranking fixed pledge and charge over the Collateral (each such new and/or amended debenture shall be included in the definition of the term “Debenture” herein), and provide Bank with evidence satisfactory to Bank that all filings in connection therewith have been made with the Registrar (including, without limitation, duly executed and stamped forms with a “received stamp” by the Registrar with respect thereto), and (b) deliver to Bank (at Bank’s Israeli office) the certificates evidencing the shares of stock in Given owned by Borrower that constitute, or will constitute, Collateral.”

9	The Loan Agreement shall be amended by deleting the following, appearing as Section 8.1 thereof:

“           8.1           Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the applicable Term Loan Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“           8.1           Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension, or any payment of the Unused Commitment Fee, on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the applicable Term Loan Maturity Date or the applicable 2013 Term Loan Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

10	The Loan Agreement shall be amended by deleting the following, appearing as Section 8.9 thereof:

“           8.9           Subordinated Debt.  Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement.”

and inserting in lieu thereof the following:

“           8.9           Subordinated Debt.  Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement; or

8.10           Mandatory Prepayment.  Borrower fails or neglects to perform any obligation in Section 2.1.2(f).”

11	The Loan Agreement shall be amended by inserting the following new definitions, to appear alphabetically in Section 13.1 thereof:

“           “2013 Term Loan Advance” and “2013 Term Loan Advances” are defined in Section 2.1.2(a).”

“           “2013 Term Loan Advance Amount” is Twenty-Five Million Dollars ($25,000,000.00), provided that, if, as of December 31, 2013, Borrower has not requested, and Bank has not made, 2013 Term Loan Advances with an aggregate original principal amount of at least Ten Million Dollars ($10,000,000.00), then the 2013 Term Loan Advance Amount shall, as of January 1, 2014 and at all times thereafter, be reduced by the difference between (a) Ten Million Dollars ($10,000,000.00) and (b) the aggregate original principal amount of 2013 Term Loan Advances requested by Borrower, and made by Bank, on or before December 31, 2013.”

“           “2013 Term Loan Maturity Date” is, for each 2013 Term Loan Advance, the date that is twenty-four (24) months after the Funding Date of such 2013 Term Loan Advance.”

“           “2013 Draw Period” is the period of time commencing upon the First LMA Closing Date through the earlier to occur of (a) October 30, 2014, and (b) an Event of Default.”

“           “Early Prepayment Amount” is defined in Section 2.1.2(f) of this Agreement.”

“           “First LMA Closing Date” is April 25, 2013.”

“           “Qualifying Proceeds” are the aggregate proceeds consisting of cash or proceeds converted into cash by Borrower, resulting from a Qualifying Transaction and which were actually received by Borrower.”

“           “Qualifying Transaction” is a single transaction from a sale, assignment, disposition of assets, liquidation, merger, consolidation, change of ownership, or other similar transaction, with respect to any one (1) of Borrower’s portfolio companies (including, without limitation, any sale of equity or debt securities of any of Borrower’s portfolio companies), entitling Borrower to receive aggregate proceeds in an amount of at least Thirty Million Dollars ($30,000,000.00) (including, without limitation, from equity, debt or otherwise, and whether immediate, deferred, escrowed or otherwise).”

“           “Unused Commitment Fee” is defined in Section 2.3(c) of this Agreement.”

12	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“           (e)           unsecured Indebtedness in favor of DIC, IDBD or IDBH, provided that such unsecured Indebtedness (i) is Subordinated Debt, (ii) is not incurred prior to Borrower requesting and receiving Term Loan Advances in an aggregate amount of Thirty Million Dollars ($30,000,000.00), (iii) does not exceed at any time, in the aggregate, Thirty Million Dollars ($30,000,000.00), and (iv) is not repaid (in whole or in part) until such time as (A) the Obligations are fully paid in cash, (B) Bank has no commitment or obligation to lend any further funds to Borrower, and (C) all financing agreements between Bank and Borrower are terminated by Borrower or Bank pursuant to the terms hereunder;”

and inserting in lieu thereof the following:

“           (e)           unsecured Indebtedness in favor of DIC, IDBD or IDBH, provided that such unsecured Indebtedness (i) is Subordinated Debt, (ii) is not incurred prior to Borrower requesting and receiving Term Loan Advances and 2013 Term Loan Advances in an aggregate amount of (A) Five Million Dollars ($5,000,000.00) plus (B) the 2013 Term Loan Advance Amount, (iii) does not exceed at any time, in the aggregate, Thirty Million Dollars ($30,000,000.00), and (iv) is not repaid (in whole or in part) until such time as (A) the Obligations are fully paid in cash, (B) Bank has no commitment or obligation to lend any further funds to Borrower, and (C) all financing agreements between Bank and Borrower are terminated by Borrower or Bank pursuant to the terms hereunder;”

13	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“           “Credit Extension” is any Term Loan Advance.”

“           “Draw Period” is the period of time commencing upon the Effective Date through the earlier to occur of (a) the date that is eighteen (18) months from the Effective Date, and (b) an Event of Default.”

“           “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Term Loan Advance Fees, the Commitment Fee, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all Secured Amounts (as defined in the Debenture), including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

“           “Term Loan Advance” and “Term Loan Advances” are defined in Section 2.1.2(a).”

and inserting in lieu thereof the following:

“           “Credit Extension” is any Term Loan Advance or 2013 Term Loan Advance.”

“           “Draw Period” is the period of time commencing upon the Effective Date through the earlier to occur of (a) the date immediately preceding the First LMA Closing Date, and (b) an Event of Default.”

“           “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Term Loan Advance Fees, the Commitment Fee, the Unused Commitment Fee, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all Secured Amounts (as defined in the Debenture), including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

“           “Term Loan Advance” and “Term Loan Advances” are defined in Section 2.1.1(a).”

14	The Payment/Advance Form appearing as Exhibit A to the Loan Agreement is hereby deleted and replaced with the Payment/Advance Form attached as Schedule 1 hereto.

4.           FEES AND EXPENSES.  Borrower shall pay to Bank a modification fee equal to One Hundred Twenty-Five Thousand Dollars ($125,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.           RATIFICATION OF DEBENTURE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Debenture, and acknowledges, confirms and agrees that the Debenture shall remain in full force and effect and that the indebtedness secured thereby includes, without limitation, the Obligations.

6.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents and as updated (with respect to Borrower’s representations and warranties) as shown on Schedule 2 attached hereto.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

9.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:
ELRON ELECTRONIC INDUSTRIES LTD.	SILICON VALLEY BANK
By: /s/Ari Bronshtein & Yaron Elad	By: /s/ David Reimer
Name: /s/Ari Bronshtein & Yaron Elad	Name: /s/ David Reimer
Title: CEO, CFO	Title: SVP

SCHEDULE 1

EXHIBIT A – LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline for same day processing is Noon EASTERN Time

Fax To:	Date: _____________________

Loan Payment: ELRON ELECTRONIC INDUSTRIES LTD.
From Account #________________________________ (Deposit Account #) Principal $____________________________________ Authorized Signature: ____________________ Print Name/Title:_________________________	To Account #__________________________________________ (Loan Account #) and/or Interest $______________________________________ Phone Number:_______________________________

Loan Advance: Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.
From Account #________________________________ (Loan Account #) Amount of 2013 Term Loan Advance $___________________________	To Account #__________________________________________ (Deposit Account #)

All Borrower’s representations and warranties in the Loan Agreement (as amended) are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature: ____________________ Print Name/Title:_________________________	Phone Number:_______________________________

Outgoing Wire Request: Complete only if all or a portion of funds from the loan advance above is to be wired. Deadline for same day processing is noon, Eastern Time
Beneficiary Name: ____________________________
Beneficiary Bank: ______________________________
City and State: _____________________________

Beneficiary Bank Transit (ABA) #: __________________

Intermediary Bank: ______________________________

Amount of Wire: $________________________
Account Number: _________________________

Beneficiary Bank Code (Swift, Sort, Chip, etc.):____________
 (For International Wire Only)

Transit (ABA) #:____________________________

For Further Credit to: ______________________________________________________________________________________________________
Special Instruction: _______________________________________________________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________                                                                                             2nd Signature (if required): _______________________________
Print Name/Title: ______________________________                                                                                            Print Name/Title: ______________________________________
Telephone #: ____________________________                                                                                                       Telephone #: ____________________________

SCHEDULE 2